Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE QUARTER ENDED JUNE 30, 2025

NEWS RELEASE

Omaha, NE, July 18, 2025 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $2.13 on net income available to common shareholders of $1.3 million for its third fiscal quarter ended June 30, 2025.

“Our management team is integrating our recent acquisitions and new facilities to facilitate AMCON’s industry leading suite of programs and services across our customer base. The system integration work we are implementing across our organization, which has now become the third largest Convenience Distributor in the United States measured by territory covered, provides the foundational support for our operating philosophy centered on a superior level of customer service. Our customer-centric approach is particularly helpful in challenging weather conditions as we ensure that AMCON’s retail partners receive a consistent and timely flow of goods and services. As we grow, our customer base has demonstrated enthusiasm with respect to our integrated state-of-the-art advertising, design, print and electronic display programs. These marketing tools provide our customers a competitive edge,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for Convenience and Foodservice Distributors, and their families, who want to align with our customer focused approach philosophy and further the legacy of their enterprises.”

“The convenience retailing sector which we serve continues to experience a challenging operating environment with consumer behavior and discretionary spending lagging. Cost structures for Convenience Distributors have been impacted by the cumulative impact of inflation over a multi-year period. These inflationary pressures have resulted in higher operating expenses in areas such as product costs, labor and employee benefits, equipment, and insurance, and in additional consolidation across our entire industry,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer continued, “Foodservice continues to be a strategic focus. AMCON’s commitment to proprietary foodservice programs and associated store level merchandising is a value-added approach to convenience distribution. We now have the capability to offer turn-key solutions that will enable our retail partners the ability to compete head-on with the Quick Service Restaurant industry.”

For the fiscal quarter ended June 2025, the wholesale distribution segment reported revenues of $728.3 million and operating income of $7.3 million and the retail health food segment reported revenues of $11.3 million and operating income of $0.1 million.

“We continue our relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At June 30, 2025, our shareholders’ equity was $113.2 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “We are actively in the process of evaluating operational synergies that may be realizable from our recent acquisition activity.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products serving thirty-four (34) states from fourteen (14) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2025 and September 30, 2024

	June	September
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$826,322	$672,788
Accounts receivable, less allowance for credit losses of $2.6 million at June 2025 and $2.3 million at September 2024	78,848,333	70,653,907
Inventories, net	149,285,570	144,254,843
Income taxes receivable	—	718,645
Prepaid expenses and other current assets	14,765,040	12,765,088
Total current assets	243,725,265	229,065,271

Property and equipment, net	109,484,968	106,049,061
Operating lease right-of-use assets, net	27,362,564	25,514,731
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,356,284	4,747,234
Other assets	3,208,119	2,952,688
Total assets	$393,915,525	$374,107,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,854,446	$54,498,225
Accrued expenses	16,521,858	15,802,727
Accrued wages, salaries and bonuses	6,566,389	8,989,355
Income taxes payable	231,485	—
Current operating lease liabilities	7,471,962	7,036,751
Current maturities of long-term debt	5,379,331	5,202,443
Current mandatorily redeemable non-controlling interest	6,913,508	1,703,604
Total current liabilities	88,938,979	93,233,105

Credit facilities	154,590,771	121,272,004
Deferred income tax liability, net	3,324,618	4,374,316
Long-term operating lease liabilities	20,107,981	18,770,001
Long-term debt, less current maturities	12,447,360	16,562,908
Mandatorily redeemable non-controlling interest, less current portion	—	6,507,896
Other long-term liabilities	1,314,719	1,657,295

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 645,462 shares outstanding at June 2025 and 630,362 shares outstanding at September 2024	9,799	9,648
Additional paid-in capital	36,353,169	34,439,735
Retained earnings	108,100,292	108,552,565
Treasury stock at cost	(31,272,163)	(31,272,163)
Total shareholders’ equity	113,191,097	111,729,785
Total liabilities and shareholders’ equity	$393,915,525	$374,107,310

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Operations

for the three and nine months ended June 30, 2025 and 2024

	For the three months ended June		For the nine months ended June
	2025	2024	2025	2024
Sales (including excise taxes of $141.7 and $150.2 million, and $411.2 and $415.7 million, respectively)	$739,615,416	$717,852,293	$2,070,391,760	$1,964,688,673
Cost of sales	690,000,517	669,893,539	1,930,855,424	1,831,118,129
Gross profit	49,614,899	47,958,754	139,536,336	133,570,544
Selling, general and administrative expenses	42,529,118	39,920,976	123,224,702	113,857,467
Depreciation and amortization	2,222,243	2,415,158	7,315,871	6,923,716
	44,751,361	42,336,134	130,540,573	120,781,183
Operating income	4,863,538	5,622,620	8,995,763	12,789,361

Other expense (income):
Interest expense	2,671,004	2,903,925	7,784,032	7,463,175
Change in fair value of mandatorily redeemable non-controlling interest	195,750	393,324	663,418	727,457
Other (income), net	(111,763)	(78,903)	(279,693)	(833,050)
	2,754,991	3,218,346	8,167,757	7,357,582
Income from operations before income taxes	2,108,547	2,404,274	828,006	5,431,779
Income tax expense	790,000	914,875	751,000	2,331,875
Net income available to common shareholders	$1,318,547	$1,489,399	$77,006	$3,099,904

Basic earnings per share available to common shareholders	$2.14	$2.48	$0.13	$5.18
Diluted earnings per share available to common shareholders	$2.13	$2.46	$0.12	$5.11

Basic weighted average shares outstanding	615,261	600,161	613,933	598,637
Diluted weighted average shares outstanding	617,723	606,252	616,281	606,151

Dividends paid per common share	$0.18	$0.18	$0.82	$0.82

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Shareholders’ Equity

for the three and nine months ended June 30, 2025 and 2024

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED JUNE 2024
Balance, April 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,160,639	$106,053,510	$107,951,634
Dividends on common stock, $0.18 per share	—	—	—	—	—	(113,464)	(113,464)
Compensation expense related to equity-based awards	—	—	—	—	639,548	—	639,548
Net income available to common shareholders	—	—	—	—	—	1,489,399	1,489,399
Balance, June 30, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,800,187	$107,429,445	$109,967,117

THREE MONTHS ENDED JUNE 2025
Balance, April 1, 2025	980,045	$9,799	(334,583)	$(31,272,163)	$35,715,308	$106,897,928	$111,350,872
Dividends on common stock, $0.18 per share	—	—	—	—	—	(116,183)	(116,183)
Compensation expense related to equity-based awards	—	—	—	—	637,861	—	637,861
Net income available to common shareholders	—	—	—	—	—	1,318,547	1,318,547
Balance, June 30, 2025	980,045	$9,799	(334,583)	$(31,272,163)	$36,353,169	$108,100,292	$113,191,097

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
NINE MONTHS ENDED JUNE 2024
Balance, October 1, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094
Dividends on common stock, $0.82 per share	—	—	—	—	—	(516,897)	(516,897)
Compensation expense and issuance of stock in connection with equity-based awards	21,673	217	—	—	3,214,799	—	3,215,016
Net income available to common shareholders	—	—	—	—	—	3,099,904	3,099,904
Balance, June 30, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,800,187	$107,429,445	$109,967,117

NINE MONTHS ENDED JUNE 2025
Balance, October 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $0.82 per share	—	—	—	—	—	(529,279)	(529,279)
Compensation expense and issuance of stock in connection with equity-based awards	15,100	151	—	—	1,913,434	—	1,913,585
Net income available to common shareholders	—	—	—	—	—	77,006	77,006
Balance, June 30, 2025	980,045	$9,799	(334,583)	$(31,272,163)	$36,353,169	$108,100,292	$113,191,097

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AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Cash Flows

for the nine months ended June 30, 2025 and 2024

	June	June
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$77,006	$3,099,904
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	6,924,921	6,520,440
Amortization	390,950	403,276
(Gain) loss on sales of property and equipment	(83,186)	(141,522)
Equity-based compensation	1,913,585	1,850,233
Deferred income taxes	(1,049,698)	(323,119)
Provision for credit losses	289,549	131,132
Inventory allowance	(108,194)	175,706
Change in fair value of contingent consideration	(1,453,452)	45,362
Change in fair value of mandatorily redeemable non-controlling interest	663,418	727,457
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable	(8,471,600)	(4,110,926)
Inventories	(1,924,234)	12,365,936
Prepaid and other current assets	(1,998,163)	(999,319)
Other assets	(255,431)	(39,767)
Accounts payable	(7,669,560)	4,082,394
Accrued expenses and accrued wages, salaries and bonuses	(1,068,207)	1,112,351
Other long-term liabilities	400,606	446,831
Income taxes payable and receivable	950,130	1,524,314
Net cash flows from (used in) operating activities	(12,471,560)	26,870,683

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,238,960)	(16,793,486)
Proceeds from sales of property and equipment	106,163	306,748
Acquisition of Arrowrock Supply	(6,131,527)	—
Acquisition of Burklund	—	(15,464,397)
Acquisition of Richmond Master	—	(6,631,039)
Net cash flows from (used in) investing activities	(14,264,324)	(38,582,174)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,929,823,754	1,845,255,576
Repayments under revolving credit facilities	(1,896,504,987)	(1,828,751,621)
Principal payments on long-term debt	(3,938,660)	(2,277,999)
Dividends on common stock	(529,279)	(516,897)
Redemption and distributions to non-controlling interest	(1,961,410)	(2,069,157)
Net cash flows from (used in) financing activities	26,889,418	11,639,902
Net change in cash	153,534	(71,589)
Cash, beginning of period	672,788	790,931
Cash, end of period	$826,322	$719,342

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$7,756,278	$6,976,501
Cash paid during the period for income taxes, net of refunds	831,068	1,066,105

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$42,729	$83,180
Purchase of property financed with promissory note	—	8,000,000
Portion of Burklund acquisition financed with promissory note	—	3,900,000
Portion of Burklund acquisition financed with contingent consideration	—	1,578,444
Issuance of common stock in connection with the vesting of equity-based awards	—	1,296,372

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